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                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Sirius Satellite Radio Inc. 401(k) Savings Plan and to the incorporation by reference therein of our report dated June 17, 2002, with respect to the financial statements and schedules of the Sirius Satellite Radio Inc. 401(k) Savings Plan included in the Plan's Annual Report (Form 11-K), for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP


New York, New York
November 27, 2002